Exhibit 24.2

POWER OF ATTORNEY

Each of, the undersigned members of the Board of Managers of QUALITY DISTRIBUTION, LLC, and the Board of Directors of QUALITY DISTRIBUTION, INC. do hereby constitute and appoint each of THOMAS L. FINKBINER and SAMUEL M. HENSLEY, or either of them, his true and lawful attorney-in-fact and agent, to do any and all acts and things in his name and on his behalf in his capacity as manager or director and to execute any and all instruments for him and in his name in the capacities indicated below, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable said company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4 (File No. 333-114485), including specifically, but without limitation, power and authority to sign for him in the capacity indicated below, any and all amendments (including post-effective amendments) hereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission; and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agent, or either of them, shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ ALAN H. SCHUMACHER Alan H. Schumacher	Manager of Quality Distribution, LLC and Director of Quality Distribution, Inc.	June 3, 2004

/s/ ERIC L. PRESS Eric L. Press	Manager of Quality Distribution, LLC and Director of Quality Distribution, Inc.	June 3, 2004